EXHIBIT 11.01



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                                                                   EXHIBIT 11.01
                                                                   -------------

                                   SWANK, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
             (dollars in thousands except share and per share data)

                                                             Year Ended December 31,
                                                 --------------------------------------------
                                                     1996            1995            1994
                                                 ------------    ------------    ------------

Net income (loss)                                $      1,299    $     (8,944)   $      5,572
                                                 ============    ============    ============

Primary
-------
Weighted average common shares                     16,509,523      16,509,523      16,470,636
outstanding

Effect of excluding unallocated shares held          (688,189)       (364,440)       (538,127)
in ESOP

Common shares issuable in respect to                        0          (9,715)        274,174
common equivalents with a dilutive effect        ------------    ------------    ------------

Total common and common                            15,821,334      16,135,368      16,206,683
equivalent shares                                ============    ============    ============

Primary net income (loss) per share (1)          $        .08    $       (.55)   $        .34
                                                 ============    ============    ============

Fully Diluted
-------------
Weighted average common shares                     16,509,523      16,509,523      16,470,636
outstanding

Effect of excluding unallocated shares held          (688,189)       (364,440)       (538,127)
in ESOP

Common shares issuable in respect to                        0          (9,715)        274,174
common stock equivalents  with a dilutive        ------------    ------------    ------------
effect

Total common and common                            15,821,334      16,135,368      16,206,683
equivalent shares                                ============    ============    ============

Fully diluted net income (loss) per  share (1)   $        .08    $       (.55)   $        .34
                                                 ============    ============    ============


(1)  Net income  (loss) per common  share is  computed  by  dividing  net income
     (loss) by total common and common equivalent shares for primary and fully diluted, respectively.